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    SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

		   COLUMN A	     COLUMN B	     COLUMN C	     COLUMN D        COLUMN E
				     BALANCE AT	     CHARGED TO	     CHARGED         BALANCE AT
 				     BEGINNING OF    COST &	     AGAINST	     END
				     PERIOD	     EXPENSES	     ALLOWANCE       OF PERIOD

Year Ended	   Allowance for     $1,182,838	     $  621,894	     $  793,284	     $1,011,448
December 31, 1992  Doubtful Accounts

Year Ended	   Allowance for     $1,011,448      $  919,418      $  531,716      $1,399,150
December 31, 1993  Doubtful Accounts

Year Ended         Allowance for     $1,399,150      $  896,917      $  697,734      $1,598,333
December 31, 1994  Doubtful Accounts


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